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                                                  Exhibit 99


January 24, 1994 -  THE ST. PAUL COMPANIES REPORTS RECORD
                    1993 EARNINGS

St. Paul, Minn. - The St. Paul Companies (NYSE:SPC) reported record operating earnings of $386.6 million, or $8.55 per share, for 1993, compared with last year's operating loss of $333.8 million, or $8.08 per share.

     "What a pleasure it is to report record operating earnings after last year's record loss," said Douglas W.
Leatherdale, chairman and chief executive officer.  "In
1993, we reaped the benefits of corrective actions in our underwriting and insurance brokerage operations. In fact, improvement in results was virtually across-the-board.

     "In addition, 1993 was an average year in terms of catastrophic storms - nothing like 1992, which brought us
Hurricane Andrew, the most expensive storm in history.

     "The decrease in catastrophe losses helped turn around our reinsurance operation, which cut its losses by almost
$270 million in 1993.

     "The John Nuveen Company performed exceptionally well in 1993, reporting record results last week. Based on the stock price at year-end, our 74% ownership of Nuveen was valued at $718 million.

     "1993 was notable as well for our purchase of Economy Fire & Casualty Company from Kemper Corporation. Economy is a successful personal insurance company and a good fit with our strategy - and it maintained its strong performance in 1993," Leatherdale said.

     "Not surprisingly, our financial position has never been stronger. Common shareholders' equity at year-end reached a new high of $3.0 billion, or $70.95 per share.
Our assets at year-end were $17.1 billion.  Debt comprised
17.6 percent of our total capital."

     Net income for 1993 was a record $427.6 million, or $9.47 per share, compared with a net loss of $156.0 million, or $3.88 per share, for 1992. 1993 net income included after-tax realized investment gains of $41.0 million, or $0.92 per share. The net loss for 1992 included the cumulative effects of two accounting changes adopted in first-quarter 1992, which reduced the net loss by $76.5 million, or $1.81 per share, as well as after-tax realized investment gains of $101.3 million, or $2.39 per share, which included a $65 million gain from the sale of a minority interest in the John Nuveen Company.
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Fourth-quarter results
- ----------------------

     For the fourth quarter of 1993, operating earnings were $79.8 million, or $1.76 per share, compared with a loss of $426.3 million, or $10.20 per share (including a $365 million write-down of Minet goodwill), for the fourth quarter of 1992. Fourth quarter operating earnings included a one-time pretax restructuring charge of $21 million, or $0.31 per share (after-tax), related to the company's restructuring of its U.S. underwriting operations.

     Net income for the fourth quarter of 1993 was $89.7 million, or $1.98 per share, compared with a loss of $417.5 million, or $9.99 per share, for the fourth quarter of 1992. Net income for the fourth quarter of 1993 included after-tax realized investment gains of $9.9 million, or $0.22 per share, compared with $8.7 million, or $0.21 per share, in 1992.

Underwriting Operations
- -----------------------

                   THE ST. PAUL COMPANIES
            TWELVE-MONTHS UNDERWRITING OPERATIONS
                         HIGHLIGHTS

Twelve months ended Dec. 31        1993            1992
- ---------------------------        ----            ----

Written premiums              $3,178,545,000   $3,142,419,000

Underwriting loss              ($150,255,000)   ($566,886,000)

Net investment income           $646,396,000     $642,301,000

Pretax operating earnings*      $457,752,000      $20,781,000

Statutory combined ratio               104.5            117.8

*excluding realized investment gains
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                   THE ST. PAUL COMPANIES
           FOURTH-QUARTER UNDERWRITING OPERATIONS
                         HIGHLIGHTS

   Three months ended Dec. 31         1993            1992
   --------------------------         ----            ----

Written premiums                  $842,991,000    $780,036,000

Underwriting loss                 ($33,397,000)  ($212,631,000)

Net investment income             $156,518,000    $162,349,000

Pretax operating earnings (loss)*  $98,422,000    ($87,729,000)

Statutory combined ratio                 104.2           127.4

*excluding realized investment gains


Insurance Brokerage Operations
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     The Minet Group, The St. Paul's London-based insurance
brokerage operation, had a pretax loss of $12.6 million in 1993, compared with a pretax loss of $432.5 million in 1992. The 1992 loss included a $365 million write-down of Minet goodwill and one-time Minet reorganization and other nonrecurring charges of $39 million.

     For the fourth quarter of 1993, Minet had pretax income of $395,000, compared with a pretax loss of $380.9 million, including the goodwill write-down, in the fourth quarter of 1992.

The John Nuveen Company
- -----------------------

     The St. Paul's portion of The John Nuveen Company's 1993 pretax earnings totaled $82.6 million, compared with pretax earnings of $82.5 million for 1992. The St. Paul's portion of Nuveen's 1993 earnings was flat when compared with 1992 due to the sale of a minority interest in May 1992. The St. Paul now owns 74 percent of Nuveen. Nuveen's pretax income was actually up 14 percent over 1992.

     For fourth quarter 1993, The St. Paul's portion of
Nuveen's pretax earnings was $20.5 million, compared with $18.6 million for the fourth-quarter 1992.

     At the end of 1993, Nuveen had a record $32.7 billion in assets under management, compared with $27.3 billion one year ago.

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Consolidated Financial Position
- -------------------------------

     Consolidated assets of The St. Paul Companies as of
Dec. 31, 1993, were $17.1 billion, compared with $15.4 billion as of Dec. 31, 1992.

     Common shareholders' equity was $3.0 billion on Dec.
31, 1993, compared with $2.2 billion on Dec. 31, 1992. Book value per common share on Dec. 31, 1993, was $70.95, compared with $52.37 on Dec. 31, 1992.

     The adoption of Statement of Financial Accounting Standards (SFAS) No. 115 increased 1993 assets by about $764 million and equity by $497 million. SFAS No. 115 requires that the bond portfolio be reported at market value with the corresponding unrealized appreciation (net of taxes) included in shareholders' equity.

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             THE ST. PAUL COMPANIES 1993 RESULTS

                                       1993            1992
                                       ----            ----

Revenues                           $4,460,172,000  $4,498,692,000

Operating Earnings (Loss)            $386,628,000   ($333,791,000)
   Per Common Share (Fully Diluted)         $8.55          ($8.08)

Realized Investment Gains, Net of Taxes
   Investments                        $40,981,000     $36,436,000
   Gain on Sale of Nuveen Shares               $0     $64,834,000
   Total                              $40,981,000    $101,270,000
     Per Common Share (Fully Diluted)       $0.92           $2.39

Cumulative Effects of Accounting Changes       $0     $76,483,000
   Per Common Share (Fully Diluted)            $0           $1.81

Net Income (Loss)*                   $427,609,000   ($156,038,000)
   Per Common Share (Fully Diluted)         $9.47          ($3.88)


        THE ST. PAUL COMPANIES FOURTH-QUARTER RESULTS

                                       1993            1992
                                       ----            ----

Revenues                            $1,171,831,000  $1,101,412,000

Operating Earnings (loss)              $79,816,000   ($426,263,000)
   Per Common Share (Fully Diluted)          $1.76         ($10.20)

Realized Investment Gains, Net of Taxes $9,877,000      $8,718,000
     Per Common Share (Fully Diluted)        $0.22           $0.21

Net Income (loss)*                     $89,693,000   ($417,545,000)
   Per Common Share (Fully Diluted)          $1.98          ($9.99)



*Primary earnings per common share are:
                                      Fourth Quarter Twelve Months
                                       -------------  ------------
                                         1993   1992   1993   1992
                                         ----   ----   ----   ----
Income (loss) before cumulative effects
of accounting change                    $2.05 ($9.99) $9.84 ($5.69)

Cumulative effects of accounting changes   $0     $0     $0  $1.81

Net Income (Loss)                       $2.05 ($9.99) $9.84 ($3.88)